SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2008 (June 6, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Registrant today announced it has received an order for two Elixir 225 Water Treatment Systems at a price of $1.8 million per unit. On June 6, 2008, the Registrant received a cash deposit of $900,000 against payment for the first unit. A second payment of $360,000 for the first unit is due within 90 days. A third payment of $360,000 is due prior to shipment of the first unit, and the balance payment of $180,000 for the first unit is due upon the delivery, installation and satisfactory operation of the first unit. Within 10 days of the date of the purchase order, the purchaser will apply for financing to purchase the second unit, and a deposit of $900,000 for the second is due upon the purchaser’s receipt of such financing. The Registrant reserves the right to rescind the multiple unit discount if the purchaser does not pay for the second unit in full within 45 days of June 6, 2008, the date of the purchase order.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated June 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2008

SIONIX CORPORATION

By: /s/ Richard Papalian
Richard Papalian, Chief Executive Officer